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                                                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accounts, we consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of U.S. Plastic Lumber Corp. pertaining to the resale, from time to time, of 2,118,182 shares of Common Stock and to the incorporation by reference therein of our report dated October 8, 1999, with respect to the restated consolidated financial statements of U.S. Plastic Lumber Corp. included in its Form 8K filed with the Securities and Exchange Commission on October 12, 1999.

/s/ ARTHUR ANDERSEN LLP



Miami, FL
March 7, 2000